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                                                                   EXHIBIT 10(i)


                                 FIFTH AMENDMENT
                                       OF
                  USG CORPORATION SUPPLEMENTAL RETIREMENT PLAN

             (As Amended and Restated Effective as of July 1, 1997)



                  WHEREAS, USG Corporation Supplemental Retirement Plan (the "Plan"), established effective January 1, 1976 and amended from time to time, was last amended and restated in its entirety effective as of July 1, 1997; and

                  WHEREAS, amendment of the Plan now is considered desirable;

                  NOW, THEREFORE, pursuant to the amending power reserved to USG Corporation as the "Company" under Section 7 of the Plan, as amended, the Plan be and is further amended, effective September 20, 2001, by adding the following at the end of subsection 3.2 of the Plan:

         "For purposes of determining a Participant's Part A Supplemental Benefits and the Part A Supplemental Death Benefits payable on his behalf, payments made under the USG Corporation Key Employee Retention Plan shall be considered earnings at the time such payments are made (if the Participant is then an active participant in the Retirement
         Plan), not at the time the Services are performed for which payment is received."

                  IN WITNESS WHEREOF, the Company has caused these presents to be signed on its behalf by an officer thereunto duly authorized this 21st day of December, 2001.

                                           USG CORPORATION


                                           By:
                                              Its: Vice President, Compensation,
                                                     Benefits And Administration



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